                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Bryn Mawr Bank Corporation
                           --------------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          BRYN MAWR BANK CORPORATION
                             801 Lancaster Avenue
                      Bryn Mawr, Pennsylvania 19010-3396

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 16, 2002

To Our Shareholders:

   Notice is hereby given that the Annual Meeting of Shareholders of Bryn Mawr Bank Corporation (the "Corporation") will be held at Bryn Mawr College, Wyndham Alumnae House, Bryn Mawr, Pennsylvania on Tuesday, April 16, 2002, at 2:00 P.M., for the following purposes:

     1.To elect two (2) directors to serve a four (4) year term until their successors are duly elected and take office.

     2.To ratify the appointment of PricewaterhouseCoopers LLP as the independent certified public accountants for Bryn Mawr Bank Corporation for the year 2002.

   In their discretion the proxies are authorized to act upon such other matters as may properly come before the meeting. Reference is made to the accompanying Proxy Statement for details with respect to the foregoing matters. Only shareholders of record at the close of business on February 28, 2002, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Such shareholders may vote in person or by proxy.

                                By Order of the Board of Directors
                                     of Bryn Mawr Bank Corporation

                                          /s/ Robert J. Ricciardi
                                          ------------------------
                                          Robert J. Ricciardi
                                          Secretary

Bryn Mawr, Pennsylvania
March 8, 2002

IMPORTANT NOTICE

To assure your representation at the Annual Meeting, please complete, date, sign, and promptly mail the enclosed proxy card in the return envelope. No postage is necessary if mailed in the United States. Any shareholder giving a proxy has the power to revoke it at any time prior to its use for any purpose. Any shareholder who is present at the meeting may withdraw their proxy prior to its use for any purpose and vote in person.

                                PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                       Page No.
                                                                       --------
Introduction.........................................................      1
  Matters to be Considered at the Annual Meeting of Shareholders.....      1
  Date, Time and Place of Annual Meeting.............................      1
  Record Date, Voting and Voting Procedures..........................      1
  Other Matters......................................................      2
Security Ownership of Certain Beneficial Owners......................      2
The Corporation's and Bank's Boards of Directors.....................      3
  General Information About the Corporation's and Bank's Boards of
   Directors.........................................................      3
  Information About Committees of the Corporation's Board of
   Directors.........................................................      3
  Meetings of Corporation's Board and its Committees.................      4
  Information About Committees of the Bank's Board of Directors......      4
  Meetings of Bank's Board and its Committees........................      5
Boards of Directors Compensation.....................................      5
  Directors Fees.....................................................      5
  Stock Option Plan..................................................      5
  Directors' Deferred Payment Plans..................................      5
  Director's Consulting Agreement....................................      6
Biographical Information About Corporation's Directors...............      6
Beneficial Ownership of Stock by Directors, Nominees and Executives..      8
Corporation's and Bank's Executive Officers..........................      9
Executive Compensation...............................................     10
  General Disclosure Considerations Concerning Executive
   Compensation......................................................     10
  Executive Compensation.............................................     10
  Summary Compensation Table.........................................     11
  Executive Employment Agreement.....................................     12
  Change of Control Agreements.......................................     12
  Option Grants Table................................................     14
  Aggregated Option Exercises and Year-End Option Value Table........     14
  Corporation's 2001 Stock Option Plan...............................     15
  Executive Deferred Bonus Plan......................................     15
  Pension Plans......................................................     16
  Pension Plan Table.................................................     16
  Bryn Mawr Bank Corporation Thrift and Savings Plan.................     17
  Certain Relationships and Related Transactions.....................     17
  Compensation Committee Interlocks and Insider Participation........     18
Stock Price Performance Graph........................................     18
Compensation Committee Report........................................     18
  Executive Compensation Policy Principles...........................     19
  Elements of Executive Compensation Program.........................     19
  Salary Compensation and Fringe Benefits............................     19
  Stock Options......................................................     19
  Executive Compensation Decisions...................................     20
  Factors and Criteria on Which the Chief Executive Officer's
   Compensation Was Based............................................     20
  The Compensation Committees........................................     20
Audit Committee Report...............................................     21
Section 16(a) Beneficial Ownership Reporting Compliance..............     21
Proposal 1--Election of Directors....................................     21
  Nominees for Directors.............................................     21
Proposal 2--Ratification of Appointment of Independent Certified
 Public Accountants..................................................     22
Other Business.......................................................     23
Shareholder Proposals for 2003.......................................     23
Additional Information...............................................     23

                                PROXY STATEMENT
                           FOR THE ANNUAL MEETING OF
                          BRYN MAWR BANK CORPORATION
                                 TO BE HELD ON
                                APRIL 16, 2002

                                 INTRODUCTION

Matters to be Considered at the Annual Meeting of Shareholders

   This Proxy Statement is being furnished to shareholders of Bryn Mawr Bank Corporation (the "Corporation") in connection with the solicitation of proxies by the Corporation for use at the Corporation's Annual Meeting of Shareholders to be held on Tuesday, April 16, 2002, at 2:00 P.M., or any adjournment or postponement thereof (the "Annual Meeting"). At the Annual Meeting, the shareholders will consider and vote upon (i) the election of two (2) directors to serve a four (4) year term until their successors are duly elected and take office; and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent certified public accountants for the Corporation for the year 2002. The proxies are authorized to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The approximate date upon which this Proxy Statement and the proxy are to be mailed to shareholders is March 8, 2002. The address of the executive office of the Corporation is 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396.

Date, Time and Place of Annual Meeting

   The Annual Meeting will be held on Tuesday, April 16, 2002, at 2:00 P.M., at Bryn Mawr College, Wyndham Alumnae House, Bryn Mawr, Pennsylvania.

Record Date, Voting and Voting Procedures

   The Board of Directors of the Corporation has fixed the close of business on February 28, 2002 as the date for determining holders of record of the Corporation's Common Stock, par value $1.00 per share, entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each holder of record is entitled to one vote per share on the matters to be considered at the Annual Meeting.

   The holders of a majority of the outstanding shares of the Corporation's Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of February 28, 2002, there were 4,287,421 shares of the Corporation's Common Stock outstanding.

   Shares represented by properly executed proxies will be voted in accordance with the directions indicated in the proxies unless such proxies have previously been revoked. Each properly executed proxy on which no voting directions are indicated will be voted in favor of the adoption of the proposals recommended by management of the Corporation, and in the discretion of the proxy agents as to any other matters which may properly come before the Annual Meeting. A proxy may be revoked by a shareholder at any time prior to its use for any purpose by giving written notice of such revocation to Robert
J. Ricciardi, the Secretary of the Corporation, at the executive office of the Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396 or by appearing in person at the Annual Meeting and asking to withdraw the proxy prior to its use for any purpose so that the shareholder can vote in person. A later dated proxy revokes an earlier dated proxy.

   The Corporation does not know at this time of any business, other than that stated in this Proxy Statement, which will be presented for consideration at the Annual Meeting. If any unanticipated business is properly brought before the Annual Meeting, the proxy agents will vote in accordance with their best judgment.

   For purposes of the Annual Meeting, the affirmative vote of the majority of the shares of the Corporation's Common Stock present in person or represented by proxy at the Annual Meeting for a particular matter (including the election of Directors) is required for the matter to be deemed an act of the shareholders. With respect to abstentions, the shares are considered present at the Annual Meeting for purposes of the proposal. However, they are not votes for approval of the proposal, so they will have the same effect as votes cast against the proposal. With respect to broker non-votes, the shares are not considered present at the Annual Meeting for the proposal as to which the broker withheld authority. Consequently, broker non-votes are not counted with regard to the proposal, but they reduce the number of affirmative votes required to approve the proposal by reducing the total number of shares present or represented (from which a majority is calculated).

Other Matters

   The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and e-mail, by the directors, officers and employees of the Corporation and by the Corporation's wholly-owned subsidiaries, including The Bryn Mawr Trust Company (the "Bank"). Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy material to beneficial owners of the Corporation's Common Stock held of record by such persons, and the Corporation will reimburse them for their expenses in doing so.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information known to the Corporation, as of January 17, 2002(1), with respect to the only persons or entities to the Corporation's knowledge, who may be beneficial owners of more than 5% of the Corporation's Common Stock.

                                                     Percentage of
                                Amount and Nature of  Outstanding
                                Beneficial Ownership  Corporation
   Name and Address                of Corporation    Common Stock
   of Beneficial Owner              Common Stock         Owned
   -------------------          -------------------- -------------
   George W. Connell                  637,900            14.76%
   121 Cheswold Lane
   Haverford, PA 19041-1801

   Thomas J. Carroll                  400,400             9.26%
   Patrickswell
   Post Office Box 488
   Middleburg, VA 22117

   The Bryn Mawr Trust Company        266,954             6.18%
   Trust Department
   10 South Bryn Mawr Avenue
   Bryn Mawr, PA 19010

   Robert L. Stevens                  224,616             5.03%
   89 Summit Grove Avenue
   Bryn Mawr, PA 19010

--------
(1) As of January 17, 2002, there were 4,322,921 shares of the Corporation's Common Stock outstanding. In computing Mr. Stevens' percentage of outstanding Corporation Common Stock, Mr. Stevens' exercisable stock options for 142,500 shares were added to the total shares outstanding.

                         THE CORPORATION'S AND BANK'S
                              BOARDS OF DIRECTORS

   The By-Laws of the Corporation provide that the Corporation's business shall be managed by a Board of Directors of not less than eight and not more than thirteen directors. The Corporation's Board, as provided in the By-Laws, is divided into four classes of directors, with each class being as nearly equal in number as possible. The Board of Directors has fixed the number of directors at eleven, with three members in Class I, two members in Class II, three members in Class III, and three members in Class IV. (SEE PROPOSAL 1-- ELECTION OF DIRECTORS). There is presently a vacancy in Class IV, due to the resignation of John D. Firestone for personal reasons in December, 2001, which may be filled by the Board of Directors as provided in the next paragraph.

   Under the Corporation's By-Laws, persons elected by the Board of Directors to fill a vacancy on the Board serve as directors for a term expiring with the next annual meeting of shareholders, unless the directors are elected by the Board after the record date for that meeting, in which case the person serves as a director until the annual meeting of shareholders following that meeting. The directors in each class serve terms of four years each, unless elected to fill an unexpired term of office, and until their successors are elected, qualified and take office.

   The Boards of Directors of the Corporation and the Bank meet at least quarterly. Board meetings of the Corporation and the Bank will occur in January, April, July and October of 2002. The Risk Management Committees and Executive Committees meet in those months when the Boards of Directors do not meet. The Executive Committees act in the stead of the Boards of Directors of the Corporation and the Bank. The Audit Committee of the Boards and the Trust Committee of the Bank meet quarterly. The Risk Management Committees review and manage the material business risks which confront the Corporation and the Bank. The Compensation Committees meet at least once a year. The Nominating Committees meet at least once a year.

General Information About the Corporation's and Bank's Boards of Directors

   The Corporation's Board of Directors was scheduled to meet at least quarterly and during 2001 held seven meetings, including the Corporation's organization meeting in April of 2001. The Bank's Board of Directors was scheduled to meet at least quarterly and during 2001 held six meetings.

Information About Committees of the Corporation's Board of Directors

   The Committees of the Corporation's Board of Directors are the Executive, Nominating, Risk Management, Audit, and Compensation Committees.

   The Executive Committee, comprised of Thomas A. Williams (Chairman), William Harral, III, Wendell F. Holland, Frederick C. Peters II, Robert L. Stevens and B. Loyall Taylor, Jr., meets to discuss and act upon matters which require action prior to the next meeting of the Corporation's Board of Directors and exercises the authority and powers of the Board of Directors at intervals between meetings of the Board of Directors insofar as may be permitted by law. During 2001 the Executive Committee held seven meetings, including a meeting as a nominating committee in January, 2001.

   In the fourth quarter of 2001, the Board of Directors formed a separate Nominating Committee. The Nominating Committee, comprised of Thomas A. Williams (Chairman), William Harral, III, Frederick C. Peters II, Phyllis M. Shea and Robert L. Stevens, has responsibility for the nomination of new directors. In that regard the Committee will consider director nominees recommended by the shareholders. When submitting a recommendation, shareholders should send the Secretary of the Corporation biographical information about the candidate, together with a statement of the candidate's qualifications and any other data supporting the recommendation. If it is determined that the candidate has no conflicts of interest or directorships of other companies which would disqualify the candidate from serving as a director, the candidate's name will be presented to the Nominating Committee for consideration. During 2001 the Nominating Committee held two meetings.

   The Risk Management Committee, comprised of Richard B. Cuff (Chairman), Warren W. Deakins, John D. Firestone, Frederick C. Peters II, Phyllis M. Shea and Robert L. Stevens, meets to review and manage the material business risks which confront the Corporation by establishing and monitoring policies and procedures designed to lead to an understanding of and to identify, control, monitor and measure the Corporation's material business risks. During 2001 the Risk Management Committee held six meetings.

   The Audit Committee, comprised of William Harral, III (Chairman), Richard
B. Cuff, Warren W. Deakins and Wendell F. Holland, meets at least quarterly. The Audit Committee meets with the internal auditor to review audit programs and the results of audits of specific areas, as well as other regulatory compliance issues. In addition, the Audit Committee meets with the independent certified public accountants to review the results of the annual audit and other related matters. Each member of the Audit Committee is "independent" as defined in the applicable listing standards of the National Association of Securities Dealers. The Corporation's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee held five meetings during 2001.

   The Compensation Committee, comprised of William Harral, III (Chairman), Wendell F. Holland, B. Loyall Taylor, Jr. and Thomas A. Williams, meets to discuss compensation matters, including determining the number of stock options to be distributed pursuant to the Corporation's Stock Option Plans. During 2001 the Compensation Committee held four meetings.

Meetings of Corporation's Board and its Committees

   The total number of meetings of the Corporation's Board of Directors which were held in 2001 was seven meetings. All of the incumbent directors, who were directors during 2001 (i) attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors, and (ii) all directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by all committees of the Board on which the director served.

Information About Committees of the Bank's Board of Directors

   The Committees of the Bank's Board of Directors are the Executive, Risk Management, Audit, Trust, Compensation and Nominating Committees.

   The Executive Committee, comprised of Thomas A. Williams (Chairman), William Harral, III, Wendell F. Holland, Frederick C. Peters II, Robert L. Stevens and B. Loyall Taylor, Jr., meets to ratify and approve certain of the Bank's loans and to exercise the authority and powers of the Bank's Board of Directors at intervals between meetings of the Board of Directors insofar as may be permitted by law. The Executive Committee held seven meetings during 2001, including a meeting as a nominating committee in January, 2001.

   The Risk Management Committee, comprised of Richard B. Cuff (Chairman), Warren W. Deakins, John D. Firestone, Frederick C. Peters II, Phyllis M. Shea and Robert L. Stevens, meets to review and manage the material risks which confront the Bank by establishing and monitoring policies and procedures to control, monitor and measure loan quality and concentration, interest rate and market risk, as well as liquidity risk and other material business risks. During 2001 the Risk Management Committee held six meetings.

   The Audit Committee, comprised of William Harral, III (Chairman), Richard
B. Cuff, Warren W. Deakins and Wendell F. Holland, meets at least quarterly. The Audit Committee meets with the internal auditor to review audit programs and the results of audits of specific areas, as well as other regulatory compliance issues. In addition, the Audit Committee meets with the independent certified public accountants to review the results of the annual audit and other related matters. Each member of the Audit Committee is "independent" as defined in the applicable listing standards of the National Association of Securities Dealers. The Audit Committee held five meetings during 2001.

   The Trust Committee, comprised of Phyllis M. Shea (Chairman), John D. Firestone, Frederick C. Peters II, Robert L. Stevens, B. Loyall Taylor, Jr., Nancy J. Vickers and Thomas A. Williams, meets quarterly and has general supervision over the Trust Division and over that Division's investments. The Trust Committee held six meetings during 2001.

   The Compensation Committee, comprised of William Harral, III (Chairman), Wendell F. Holland, B. Loyall Taylor, Jr. and Thomas A. Williams, meets to discuss compensation matters and to approve salaries and bonuses for the chief executive officer, the other officers named in the Summary Compensation Table and certain other officers, subject to ratification by the Board of Directors. The Compensation Committee held four meetings in 2001.

   In the fourth quarter of 2001, the Board of Directors formed a separate Nominating Committee. The Nominating Committee, comprised of Thomas A. Williams (Chairman), William Harral, III, Frederick C. Peters II, Phyllis M. Shea and Robert L. Stevens, has responsibility for the nomination of new directors. During 2001 the Nominating Committee held two meetings.

Meetings of Bank's Board and its Committees

   The total number of meetings of the Bank's Board of Directors which were held in 2001 was six. All incumbent directors (i) attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors, and (ii) attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by all committees of the Board on which the director served.

                       BOARDS OF DIRECTORS COMPENSATION

Directors Fees

   Each non-employee director was paid an annual retainer of $10,000 in the Corporation's Common Stock, at the market value of the stock on April 16, 2001. In addition each non-employee director was paid a fee of $1,000 for attending each Board meeting, $1,000 for attending the Corporation's organization meeting and for attending each Executive Committee, Risk Management Committee and Nominating Committee meeting. A fee of $500 was paid to the members of the Executive Committee for attending a meeting of their Committee acting as a nominating committee in January, 2001. A separate fee is not paid to directors for attending a Corporation Board meeting held on a Bank Board meeting day or any committee meeting held on such a day. A non-employee director was paid a fee of $500 for participating in a conference regarding the contract with Frederick C. Peters II, who became the Corporation's and the Bank's new President and Chief Executive Officer.

Stock Option Plan

   Under the Corporation's 2001 Stock Option Plan, each non-employee director of the Corporation and the Bank during 2002 will be granted options to purchase 1,000 shares of Corporation Common Stock. The purchase price of the stock is the fair market value on the day preceding the day the option is granted. Each stock option may be exercised within ten (10) years from the date of grant. Directors who are elected or appointed to the Board at or before the Corporation's 2002 Annual Meeting may participate in the Corporation's 2001 Stock Option Plan in 2002.

Directors' Deferred Payment Plans

   Under the Deferred Payment Plans for Directors (the "Plans") a director may defer receipt of a portion or all of the fees paid for service as a director of the Corporation and Bank. The Plans are non-qualified plans and the Plans' funds are held in a trust administered by the Bank's Trust Division. Under the Plans a participating director may elect to invest the deferred director's fees in one or more different investment funds, including an investment in the Corporation's Common Stock. The right to receive future payments under the Plans is an unsecured claim against the general assets of the Corporation.

Director's Consulting Agreement

   The Bank has entered into a Consulting Agreement ("Agreement") with Robert
L. Stevens who has served the Bank and the Corporation for many years as an officer and director, most recently as the President and Chief Executive Officer. The Agreement provides that Mr. Stevens will advise and consult with and assist the Corporation, the Bank and their subsidiaries with respect to matters specified by the Chief Executive Officer or Boards of Directors so that the Bank and the Corporation will have ready access to the knowledge and expertise in the financial service industry which Mr. Stevens has acquired over his many years in that industry and will have the benefit of Mr. Stevens agreement not to compete with them. The term of the Agreement commences effective January 1, 2002 and ends on Mr. Stevens 70th birthday, August 4, 2007, unless sooner terminated by the death or disability of Mr. Stevens or for cause as specified in the Agreement. During the period January 1, 2002 through August 31, 2005, Mr. Stevens compensation will be at the rate of $100,000 per year and during the period September 1, 2005 through August 4, 2007, Mr. Stevens compensation will be at the rate of $75,000 per year. The compensation is payable in quarterly installments. For any year in which the rate of compensation changes or in any partial year of the term of the Agreement, compensation shall be pro-rated monthly based on the applicable yearly compensation rate. Although Mr. Stevens serves as a director of the Corporation and the Bank, he will not be entitled to receive any director's compensation, including director's fees and stock options, during the term of the Agreement.

   The Agreement also contains non-disclosure, non-solicitation and non-competition provisions under which Mr. Stevens agrees not to disclose any confidential information, not to solicit employees or clients of the Corporation, the Bank or their subsidiaries and agrees not to compete with the Corporation, the Bank or their subsidiaries during the term of the Agreement and for a period of two years following the termination of the Agreement within a one hundred mile radius of Bryn Mawr, Pennsylvania.

            BIOGRAPHICAL INFORMATION ABOUT CORPORATION'S DIRECTORS

   The following table sets forth certain biographical information for each of the Corporation's directors. Other than as indicated below, each of the persons named below has been employed in their present principal occupation for the past five years.


       Name, Principal Occupation and                      Age as of         Director
   Business Experience For Past Five Years             February 28, 2002     Since(1)
  -----------------------------------------           ------------------     --------
            CONTINUING DIRECTORS
                   Class I

The terms of the following directors expire in 2003:

1. Phyllis M. Shea                                           69              1980
   Attorney-at-Law, Shea and Shea, LLP

2. Nancy J. Vickers                                         57              1998
   President, Bryn Mawr College since July
   1997; Dean, University of Southern
   California from January 1995 until July
   1997

3. Thomas A. Williams                                       66             1992
   Vice President, Secretary/Treasurer,
   Houghton International, Inc., a specialty
   chemical company until retirement in July
   2000

            CONTINUING DIRECTORS
                  Class II

The terms of the following directors expire in 2004:

1. Robert L. Stevens                                       64            1974
   President MLH Realty, a real estate
   management and development firm since
   January 2002; Chairman of Corporation and
   Bank since December 1995, President and
   Chief Executive Officer of the Corporation
   from its formation in 1986 until January
   2001; President and Chief Executive
   Officer of the Bank from January 1980
   until January 2001 and prior to that, its
   Executive Vice President since 1968

2. B. Loyall Taylor, Jr.                                    55          1986
   President, Taylor Gifts, Inc., mail order
   catalog sales


            Name, Principal Occupation and               Age as of       Director
       Business Experience For Past Five Years       February 28, 2002   Since(1)
      -----------------------------------------      -----------------   --------

                 CONTINUING DIRECTORS
                      Class III

The terms of the following directors expire in 2005:

1. Warren W. Deakins                                            63          1990
   Self-employed insurance sales since January 1993

2. Wendell F. Holland                                           50          1997
   Counsel to the law firm of Obermayer, Rebmann,
   Maxwell & Hippel, LLP since January 31, 2000; Vice
   President Governmental Relations and Regulatory
   Affairs for American Water Works Service Company,
   Inc. of Voorhees, New Jersey from December 1996
   until December 1999(2)

3. Frederick C. Peters II                                       52          2001
   President and Chief Executive Officer of the Bank
   and Corporation since January 2001; President 1st
   Main Line Bank from May 1995 to January 2001

                NOMINEES FOR DIRECTORS
                       Class IV

Mr. Harral's term as a director expires in 2002, and if the nominees are elected, their new terms will expire in 2006:

1. William Harral, III                                          62          1995
   Chairman of C&D Technologies, Inc. since April 1999;
   previously director from April 1996; President of
   The Barra Foundation since June 2001; Interim Dean,
   LeBow College of Business, Drexel University from
   June 2000 until June 2001, Senior Counselor, The
   Tierney Group from June 1997 until December 1999;
   President and Chief Executive Officer Bell
   Atlantic-Pennsylvania, Inc., from November 1994
   until June 1997;

2. Francis J. Leto                                              42           --
   Attorney-at-law, Celli and Leto, LLP; CEO,
   Brandywine Abstract Company, L.P. since May 1988(3)

--------
Footnote Information Concerning Directors

(1) Reference to service on the Boards of Directors refers to the Bank only prior to 1986 and to the Bank and Corporation since 1986.

(2) Mr. Holland serves as a director of Allegheny Energy, Inc.

(3) Mr. Leto has been nominated to replace Richard B. Cuff who is retiring from the Board of Directors at the end of his current term. The vacancy in Class IV due to the resignation of John D. Firestone for personal reasons in December, 2001 may be filled by the Board of Directors when a suitable candidate is found pursuant to the provisions of the Corporation's By-Laws.

   Except for Mr. Peters, none of the directors is a party to any contract, arrangement or understanding with respect to any of the Corporation's Common Stock, other than in connection with the Corporation's Stock Option Plans. The Corporation agreed to grant Mr. Peters certain non-qualified stock options in connection with his employment as the President and Chief Executive Officer of the Corporation and the Bank. (SEE EXECUTIVE EMPLOYMENT AGREEMENT.)

      BENEFICIAL OWNERSHIP OF STOCK BY DIRECTORS, NOMINEES AND EXECUTIVES

   The following table lists the beneficial ownership of shares of the Corporation's Common Stock as of February 28, 2002 for each of the Corporation's directors, nominees and executive officers. The table also shows the total number of shares owned by the directors and executive officers as a group.

                                Common
                                 Stock         Exercisable       Percent of
             Name                 (1)        Stock Option (2) Outstanding Stock
             ----               -------      ---------------- -----------------

Current Directors

Richard B. Cuff................  15,296 (3)       11,000              *

Warren W. Deakins..............   5,652           10,333              *

William Harral, III............  10,566 (4)        8,333              *

Wendell F. Holland.............   1,852            6,333              *

Frederick C. Peters II.........  15,425            5,000              *

Phyllis M. Shea................  12,562 (5)        5,533              *

Robert L. Stevens..............  82,116 (6)      142,500          5.07%***

B. Loyall Taylor, Jr...........  28,388 (7)        8,333              *

Nancy J. Vickers...............   3,493 (8)        1,333              *

Thomas A. Williams.............   5,052           10,333              *

Nominee for Director

Francis J. Leto ...............   1,175 (9)          --               *

Certain Executive Officers

Alison E. Gers.................     656 (10)       4,000              *

Joseph G. Keefer...............   1,421 (11)       6,900              *

Frederick C. Peters II.........      **               **             **

Joseph W. Rebl.................     400              --               *

Robert J. Ricciardi............  14,535 (12)      12,500              *
John G. Roman..................     --               --

Joseph W. Roskos...............   4,000 (13)         --               *

All Current Directors and
 Executive Officers as a
 Group ........................ 201,414          232,431          9.60%***



--------
*   Less than one percent.

**  Mr. Peters is also a Director; see listing above;

*** Calculated by adding the Common Stock owned plus exercisable options and dividing by the actual number of shares outstanding on February 28, 2002 plus, for Mr. Stevens, the shares subject to his currently exercisable options and, for the current Directors and Executive Officers as a group, the shares subject to their currently exercisable options.

(1) Stock ownership information is given as of February 28, 2002 and includes shares that the individual has the right to acquire (other than by exercise of stock options) within sixty (60) days of February 28, 2002. For each Director, the number of shares owned includes 100 shares which each Director must own to qualify as a Director of the Corporation. Unless otherwise indicated, each Director and each such named Executive Officer holds sole voting and investment power over the shares listed. Each Director and Executive Officer holds sole investment power over shares held for such Director or Executive Officer in the Corporation's Thrift and Savings Plan, or in the Bank's or Corporation's Deferred Payment Plans for Directors or in the Corporation's Executive Deferred Bonus Plan. The Bank as the Plan Administrator and/or Plan Trustee holds sole voting power over such shares.

(2) For purposes of this Table, options are "exercisable" if they may be exercised within sixty (60) days of February 28, 2002, regardless of whether they are "in-the-money."

(3) Mr. Cuff is retiring as a Director at the end of his current term and is not standing for re-election at the Annual Meeting. Mr. Leto has been nominated to succeed Mr. Cuff. The shares owned by Mr. Cuff include 2,536 shares held in the Deferred Payment Plans for Directors.

(4) Includes 866 shares held by Mr. Harral based on his interest in the Deferred Payment Plans for Directors.

(5) Includes 3,394 shares held by Ms. Shea based on her interest in the Deferred Payment Plans for Directors.

(6) Includes 39,595 shares held for Mr. Stevens in the Thrift and Savings Plan and 10,675 shares owned by Mr. Stevens' spouse and 2,400 shares owned in trust by his spouse over which Mr. Stevens has shared voting power and shared investment power.

(7) Includes 2,000 shares held in trust for his children over which Mr. Taylor has sole voting and investment power and 25,149 shares held by Mr. Taylor based on his interest in the Deferred Payment Plans for Directors.

(8) Includes 2,393 shares held by Ms. Vickers based on her interest in the Deferred Payment Plans for Directors.

(9) Includes 87 shares owned by Mr. Leto's spouse as to which he disclaims beneficial ownership.

(10) Includes 656 shares held for Ms. Gers in the Thrift and Savings Plan.

(11) Includes 1,421 shares held for Mr. Keefer in the Thrift and Savings Plan.

(12) Includes 9,392 shares held for Mr. Ricciardi in the Thrift and Savings Plan and 5,143 shares held for Mr. Ricciardi based on his interest in the Executive Deferred Bonus Plan.

(13) Includes 400 shares owned by Mr. Roskos' spouse for the benefit of their children as to which he disclaims beneficial ownership.

                  CORPORATION'S AND BANK'S EXECUTIVE OFFICERS

   The following table sets forth certain information with respect to the current executive officers of the Corporation and Bank as of February 28, 2002:

Name, Principal Occupation
 and Business Experience        Age as of
     For Past 5 Years       February 28, 2002 Office with the Corporation and/or Bank
--------------------------  ----------------- ---------------------------------------
Frederick C. Peters                           President and Chief Executive Officer
 II(1)..................            52           and Director of Corporation and
                                                 Bank
Alison E. Gers(2).......            44        Executive Vice President of Bank--
                                                 Administration and Operations
Joseph G. Keefer........            43        Executive Vice President of Bank--
                                                 Chief Lending Officer
Joseph W. Rebl..........            57        Treasurer of Corporation and Treasurer
                                                 and Executive Vice President of
                                                 Bank--Chief Financial Officer
Robert J. Ricciardi.....            53        Secretary of Corporation and Executive
                                                 Vice President and Secretary of
                                                 Bank--Chief Credit Policy Officer
John G. Roman(3)........            49        Executive Vice President of Bank--
                                                 Wealth Management Division
Joseph W. Roskos(4).....            53        Executive Vice President of Bank and
                                                 Chairman of Joseph W. Roskos & Co.

--------
Footnote Information Concerning Executive Officers

(1) Mr. Peters was elected President and Chief Executive Officer and a Director of the Corporation and the Bank on January 22, 2001. Prior to that, Mr. Peters was the founder, President and Chief Executive Officer of 1st Main Line Bank, a division of National Penn Bank from May, 1995 to January, 2001, and before that, the founding Chief Executive Officer of National Bank of the Main Line.

(2) Ms. Gers was appointed Senior Vice President of the Bank in charge of administration and operations in January of 2001 and appointed Executive Vice President of the Bank in February, 2001. From May, 1998 until January, 2001, Ms. Gers was a Senior Vice President of the Bank in charge of marketing. Prior to that Ms. Gers was Executive Vice President at CoreStates Financial Corporation in charge of consumer segment marketing from 1995 to 1998, and Senior Vice President in charge of retail product management from 1993 to 1995.

(3) Mr. Roman was appointed Executive Vice President of the Bank in charge of the Wealth Management Division in February, 2002. From September, 2001 until February, 2002, Mr. Roman was a Senior Vice President of the Wealth Management Division of the Bank. Prior to that Mr. Roman was President of Merrill Lynch Trust of New Jersey from June, 1997 to July, 2001.

(4) Mr. Roskos was appointed Executive Vice President of the Bank in December, 2001. Prior to that, Mr. Roskos was a Vice President of the Corporation and Executive Vice President of the Trust Division of the Bank from May, 1999 to October, 2000. In October, 1999, Mr. Roskos was appointed Chairman of Joseph W. Roskos & Co., a subsidiary of the Corporation. Prior to that, Mr. Roskos was President of Joseph W. Roskos & Co. from January, 1991 to October, 1999.

                            EXECUTIVE COMPENSATION

General Disclosure Considerations Concerning Executive Compensation

   The Corporation believes that its shareholders should be provided clear and concise information about the compensation of the Bank's executives and the reasons the Bank's Board of Directors(/1/) made decisions concerning their executive compensation, consistent with the Commission's proxy statement disclosure rules regarding disclosure of executive compensation.

   The format and content of the information set forth below is intended to enable the Corporation's shareholders to understand the rationale and criteria for the Corporation's and Bank's executive compensation programs and the compensation paid to the named executives and its other executives and key employees.

   The Corporation welcomes shareholder comment on whether the objective--to provide information to the Corporation's shareholders that is useful and clearly stated--has been met. Please send any comments or suggestions for further improvements in disclosure to Robert J. Ricciardi, Secretary at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396.

Executive Compensation

   The following information relates to all plan and non-plan compensation awarded to, earned by, or paid to (i) Frederick C. Peters II, the President and Chief Executive Officer of the Bank, and (ii) the Bank's five (5) most highly compensated executive officers, other than Mr. Peters, who were serving as executive officers of the Bank at December 31, 2001 (Mr. Peters and such officers, are hereinafter sometimes referred to as the "Named Executive Officers").

   The following information reflects bonus compensation earned by the Named Executive Officers during 2001 and paid to them in the first quarter of 2002. Any compensation earned by the Named Executive Officers during 2002 will be reported in the proxy statement for the Corporation's 2003 Annual Meeting of Shareholders.

--------
/(1)/ The Corporation's executives are not compensated for their services to the Corporation rather, because the Bank is the principal subsidiary of the Corporation, they are compensated as officers of the Bank, except for Mr. Roskos, who is compensated by Joseph W. Roskos & Co., another subsidiary of the Corporation.

                          Summary Compensation Table

   The disclosure regarding the compensation of the Bank's executives includes the following table that sets forth the compensation paid to the Named Executive Officers during the last three fiscal years.(/2/)

        Name and             Annual Compensation(1)
Principal Position During  -----------------------------   Stock       All Other
          2001             Year    Salary($) Bonus(2)($) Options(#) Compensation(3)
-------------------------  ----    --------- ----------- ---------- ---------------
Robert L. Stevens........  2001    $302,985    $   --         --        $5,100
 Chairman(4)               2000     287,585     29,161      8,700        5,100
                           1999     277,931    130,000      8,600        4,800

Frederick C. Peters II...  2001(5)  202,760    100,000     15,000
 President and Chief       2000         --         --         --           --
 Executive Officer         1999         --         --         --           --

Robert J. Ricciardi......  2001     150,479     50,000      4,000        4,500
 Executive Vice President  2000     131,712     10,240      3,500        3,894
 and Secretary--Chief      1999     126,679     35,000      4,000        3,744
 Credit Policy Officer

Alison E. Gers...........  2001     146,593     47,500      4,000        4,368
 Executive Vice            2000     131,866     10,298      5,000        3,621
  President--              1999     122,705     55,000      4,000        3,621
  Administration
  and Operations

Joseph W. Roskos.........  2001     151,646     40,000      4,000        4,500
 Executive Vice            2000     185,427      8,677      2,900        3,744
 President;                1999     204,506     40,000        --         1,313
Chairman--Joseph W.
 Roskos & Co.

Joseph G. Keefer.........  2001     135,883     50,367      2,500        4,050
 Executive Vice            2000     126,579     20,237      2,500        3,750
  President--Chief         1999     117,571     36,872      1,600        3,588
  Lending Officer

--------

(1) A Table for Long-Term Compensation, including an Other Annual Compensation column is not included because no compensation of this nature is paid by the Corporation or the Bank and the restricted stock awards and long term incentive payouts columns are not included in the Compensation Table since these benefits are not made available by the Corporation or the Bank.

(2) Based on an incentive plan related to Corporation earnings for 1999, 2000 and 2001, bonuses were awarded to the Named Executive Officers in the first quarter of 2000, 2001 and 2002 and based on the performance of the commercial lending division for 1999, 2000 and 2001 Mr. Keefer was awarded bonuses in the first quarter of 2000, 2001 and 2002.

(3) The Corporation maintains the Bryn Mawr Bank Corporation Thrift and Savings Plan which was amended and restated, effective January 1, 1989, to comply with Section 401(k) of the U.S. Internal Revenue Code. The amended Thrift Plan allows employees of each participating employer to contribute, on a pre-tax basis, up to 16% of their annual base compensation, as defined in the Plan, but not to exceed $11,000 in 2002. Quarterly, each participating employer matches the employees' contribution dollar for dollar to a maximum of 3% of the employee's annual compensation. The employer matching portion is included in All Other Compensation.

--------
/(2)/ The Commission's compensation disclosure rules require the use, where applicable, of a series of tables to describe various types of compensation paid to the specified executive officers. The use of a specific table or column in a table is not required by the Commission's rules if no compensation was paid or awarded to the named executives. Only the tables or columns required to be used by the Commission's rules, because of the compensation paid to the specified executive officers, have been used in this Proxy Statement.

(4) Mr. Stevens resigned as President and Chief Executive Officer on January 22, 2001, while remaining a full time employee and Chairman of the Board. He retired from the Bank as an employee effective December 31, 2001 but remains Chairman of the Board.

(5) Mr. Peters was elected President and Chief Executive Officer of the Corporation and the Bank on January 22, 2001.

Executive Employment Agreement

   The Corporation entered into an Employment Agreement with Frederick C. Peters II dated January 11, 2001 (with employment commencing on January 22,
2001) to serve as the Corporation's and the Bank's President and Chief Executive Officer. The initial term of the Employment Agreement is three (3) years and, unless extended or terminated, the Employment Agreement will renew for an additional two (2) year continuing period, so that at all times prior to Mr. Peters attaining age 63, the term of the Employment Agreement will be two (2) full years. The Employment Agreement provides for an annual base salary of $225,000 which may be increased, but not decreased. Effective February 1, 2002, Mr. Peters base salary was increased to $257,875. Mr. Peters is entitled to a minimum bonus of $95,000 in year 2001 and $20,000 in years 2002, 2003, 2004 and 2005.

   Provided that the Employment Agreement has not been terminated for cause, or due to the death or disability of Mr. Peters as defined in the Employment Agreement, or by Mr. Peters for other than good reason, on the day of the Corporation's Annual Shareholders Meetings in the year 2002 and in the year 2003, the Corporation will grant Mr. Peters each year options to purchase 10,000 shares of the Corporation's Common Stock at a price equal to the fair market value of the shares of the Corporation's Common Stock on the day preceding the date of each grant.

   Under the Employment Agreement, Mr. Peters is also entitled to participate in all of the Corporation's and the Bank's employee benefit plans and arrangements made generally available to its executives and key management employees.

   The Employment Agreement may be terminated by the Corporation upon the death or disability of Mr. Peters or for cause as defined in the Employment Agreement. Mr. Peters may voluntarily terminate his employment at any time upon not less than thirty (30) days prior written notice to the Corporation. If the Corporation or the Bank terminates Mr. Peters employment other than upon his death or disability or for cause, Mr. Peters is entitled to receive his full salary, including incentive compensation, through the date of termination and the Corporation must pay Mr. Peters an amount equal to his annual salary in effect on the date of the termination in bi-weekly installments for two (2) years or until his 65th birthday, whichever first occurs.

   The Employment Agreement also contains non-disclosure, non-solicitation and non-competition provisions under which Mr. Peters agrees not to disclose any confidential information, not to solicit employees or clients of the Corporation, the Bank or their subsidiaries and agrees not to compete, subject to certain conditions set forth in the Employment Agreement, with the Corporation, the Bank or their subsidiaries for a period of two (2) years following his termination of employment within a 100 mile radius of Bryn Mawr, Pennsylvania.

   Mr. Peters has also entered into an Executive Change of Control Severance Agreement with the Bank on the same terms and conditions as that entered into by the Bank's former President and Chief Executive Officer. (SEE CHANGE OF CONTROL AGREEMENTS)

Change of Control Agreements

   From time to time, the Corporation's Board of Directors, other than any concerned director, approves and ratifies, and the Corporation has guaranteed certain Executive Change-of-Control Severance Agreements (the "Agreements") which are to be entered into by the Corporation's subsidiaries with the Named Executive Officers and certain other officers (collectively the "covered officers").

   The Corporation's Board of Directors believes that the Agreements assure fair treatment of the covered officers since benefits provided are comparable to termination benefits afforded by other companies to secure and retain key officers. Furthermore, by assuring the covered officers some financial security, the Agreements protect the Corporation's shareholders by tending to neutralize any bias of those officers in considering proposals to acquire the Corporation. The Board believes that these advantages outweigh the disadvantage of the potential cost of the benefits.

   The Agreements provide for a lump sum severance benefit if such officers' employment are terminated under certain circumstances within two years following a "change of control", as defined in the Agreements, of the Corporation. Such circumstances include termination of employment other than for "cause" as defined in the Agreements, or the resignation of such officer following a significant reduction in the nature or scope of his/her authority, duties or responsibilities, removal from their position as an officer of the subsidiary, reduction in base salary of the officer in effect immediately prior to the change of control, revocation or reduction of benefits payable to the officer under the benefit plans, without obtaining the officer's written consent thereto, transfer of the officer to a location outside the greater Philadelphia area or the general area of the officer's principal residence, immediately prior to the change of control, or the officer being required to undertake business travel substantially greater than his/her business travel immediately prior to the change of control.

   The severance benefit consists of (a) an amount in cash equal to one (1), two (2) or three (3) times the covered officer's salary in effect either immediately prior to the termination of employment or immediately prior to the change of control, whichever is higher, (b) an amount in cash equal to the excess, if any, of the aggregate fair market value of the Corporation's Common Stock, that is, the closing price of the Corporation's Common Stock on the last business day the Common Stock was traded immediately preceding the termination date (the "Termination Date") of the covered officer's employment, subject to outstanding and unexercised stock options, whether vested or unvested, granted to the covered officer under the Corporation's Stock Option Plans, over the aggregate exercise price of all such stock options, (c) to the extent not heretofore paid, the covered officer's salary through the Termination Date and the officer's salary in lieu of any unused vacation, (d) an amount equal to all awards earned by the officer in respect of completed plan periods prior to the Termination Date for the Corporation's Thrift and Savings Plan and any annual bonus plan, and payment in respect of such plans for the uncompleted fiscal year during which termination of employment occurs,
(e) the cost to continue or cause to be continued until twelve (12), twenty-four (24) or thirty-six (36) whole months for the covered officers after the Termination Date, on the cost-sharing basis in effect immediately prior to the change of control, the medical, dental, life and disability insurance benefits substantially equivalent in all material respects to those furnished to the covered officers immediately prior to the change of control, provided, however, that the obligation to provide such benefits shall cease at such time as the covered officer is employed on a full-time basis by a party not owned or controlled by the covered officer, that provides the covered officer, substantially the same benefits on substantially the same cost-sharing basis as that for the covered officer in effect immediately prior to the change of control, (f) for both vesting and benefit calculation purposes, credit with one (1), two (2) or three (3) additional, "years of credited service", (as defined in the Corporation's Pension Plan), for the covered officers under the Corporation's Pension Plan and Supplemental Employee Retirement Plan, in addition to the years of credited service that would have otherwise been calculated by reference solely to the Termination Date, and (g) the cost of reasonable career counseling services for the covered officer. To the extent necessary to provide the covered officers with the additional years of credited service obtainable under the Agreements, the Corporation has agreed to amend its Supplemental Employee Retirement Plan or create such supplemental retirement plans as are necessary.

   Certain of the Agreements terminate in 2002 but are automatically extended for additional one year periods unless the subsidiary provides written notice to cancel. The terms of outstanding Agreements cannot end prior to the expiration of two (2) years after the occurrence of a Change of Control regardless of any notice by the subsidiary to cancel.

   In addition to the severance benefits outlined above, each covered officer would be entitled to receive all other compensation and benefits payable generally in the event of termination of employment. The aggregate amount of all such compensation and benefits is subject to a limitation designed to allow the deduction for federal income tax purposes of any payments made pursuant to the Agreements. The subsidiary may terminate each covered officer's employment, without liability, under the respective Agreements for Cause as defined therein.

   The amount of severance salary benefits each of the Named Executive Officers would be entitled to, pursuant to the Agreements, if an event which triggered the payment occurred on the date of the Proxy Statement, is as follows: Messrs. Peters $773,625, Ricciardi $465,750 and Roskos $310,500, Ms. Gers $301,392 and Mr. Keefer $279,450. The total of such severance salary benefit payments for all covered officers would be $4,007,425.

Option Grants Table

   The following table sets forth, with respect to grants of stock options made during 2001 to each of the Named Executive Officers: (i) the name of the executive officer (column (a)); (ii) the number of options granted (column
(b)); (iii) the percent the grant represents of the total options granted to all employees during 2001 (column (c)); (iv) the per share option price of the options granted (column (d)); (v) the expiration date of the options (column
(e)); and (vi) the potential realizable value of each grant assuming the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at a rate of (A) five percent (5%) per annum (column (f)) and (B) ten percent (10%) per annum (column (g)).

                             OPTION GRANTS IN 2001

                                                                                    Potential
                                                                                Realizable Value
                                                                                at Assumed Annual
                                                                                 Rates of Stock
                                                                                      Price
                          Individual                                            Appreciation for
                            Grants                                                 Option Term
                          -----------                                           -----------------
          (a)                 (b)           (c)            (d)          (e)       (f)      (g)
                                        % of Total
                                      Options Granted Exercisable or
                            Options   to Employees in   Base Price   Expiration
    Name                  Granted (#)      2001           ($/Sh)        Date       5%      10%
    ----                  ----------- --------------- -------------- ---------- -------- --------
Frederick C. Peters II..    15,000           20%          $24.90     4/17/2011  $234,885 $595,260
Robert J. Ricciardi.....     4,000            5%           30.30     6/21/2011    76,224  193,160
Alison E. Gers..........     4,000            5%           30.30     6/21/2011    76,224  193,160
Joseph W. Roskos........     4,000            5%           30.30     6/21/2011    76,224  193,160
Joseph G. Keefer........     2,500            3%           30.30     6/21/2011    47,640  120,725

          Aggregated Option Exercises and Year-End Option Value Table

   The following table sets forth, with respect to each exercise of stock options during 2001 by each of the Named Executive Officers and the year-end value of unexercised options on an aggregated basis: (i) the name of the executive officer (column (a)); (ii) the number of shares received upon exercise, or, if no shares were received, the number of securities with respect to which the options were exercised (column (b)); (iii) the aggregate dollar value realized upon exercise (column (c)); (iv) the total number of unexercised options held at December 31, 2001, separately identifying the exercisable and unexercisable options (column (d)); and (v) the aggregate dollar value of in-the-money, unexercised options held at December 31, 2001, separately identifying the exercisable and unexercisable options (column (e)). As of December 31, 2001, there were no stock appreciation rights outstanding.

                    AGGREGATED OPTION EXERCISES IN 2001 AND
                        DECEMBER 31, 2001 OPTION VALUES

          (a)                     (b)           (c)               (d)                     (e) (1)
                                                ($)     (#) Unexercised Options  ($) In-the-Money Options
                          (#) Shares Acquired  Value   ------------------------- -------------------------
    Name                      in Exercise     Realized Exercisable Unexercisable Exercisable Unexercisable
    ----                  ------------------- -------- ----------- ------------- ----------- -------------
Robert L. Stevens.......            --        $    --    142,500           0     $2,348,833    $     --
Frederick C. Peters II..            --             --         --      15,000             --      50,250
Robert J. Ricciardi.....        23,600        485,390     12,500       4,000         51,375          --
Alison E. Gers..........         5,000         45,250      4,000       4,000          7,250          --
Joseph W. Roskos........         2,900         26,100         --       4,000             --          --
Joseph G. Keefer........            --             --      6,900       2,500         44,725          --

--------
(1) Based upon $28.25 per share the last bid price for the Common Stock on December 31, 2001.

Corporation's 2001 Stock Option Plan

   In 2001, the Corporation's Board of Directors adopted and the Corporation's shareholders approved the Bryn Mawr Bank Corporation 2001 Stock Option Plan (the "Plan"). The Corporation's Board of Director's Compensation Committee (the "Committee"), composed of four (4) non-employee directors, is authorized to grant certain stock options ("Option(s)") to directors of the Corporation who are not employees of the Corporation or any affiliate of the Corporation (the "Eligible Directors") and key employees, including officers of the Corporation and its direct and indirect subsidiaries (the "Employees").

   The Options for the Common Stock are to be granted in consideration for the services provided to the Corporation by the Employees and Eligible Directors. Under the Plan, on February 28, 2002, there was a maximum of 127,113 shares of Corporation Common Stock available for the grant of Options.

   Options granted under the Plan may be either incentive stock Options or non-qualified stock Options, as the Committee determines to be in the best interests of the Corporation at the time of the grant of Options. The purpose of the Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation's ability to retain and attract the services of experienced and knowledgeable Employees and Eligible Directors and by encouraging such Employees and Eligible Directors to acquire an increased proprietary interest in the Corporation.

   Each Option is exercisable in whole or in part at such times as the Committee may determine, but not later than ten (10) years from the date the Option is granted. The Committee may make such exercise provisions, or may accelerate exercise provisions previously established, if in the opinion of the Committee such action is appropriate to carry out the intent of the Plan or any requirements of the Internal Revenue Code. In lieu of a cash payment to exercise an Option in full or in part, payment may be made by the tender of shares of Common Stock with a fair market value as of the exercise date equal to the Option price of the Option being exercised.

Executive Deferred Bonus Plan

   In 1989, the Corporation established the Deferred Bonus Plan, which permits certain officers of the Corporation and its subsidiaries who earn in excess of one hundred thousand dollars annually, to defer all or a portion of any bonus (the "Deferred Compensation") which the executives may be awarded. The Deferred Bonus Plan is a non-qualified plan and Deferred Bonus Plan funds are held in a trust administered by the Bank's Trust Department. Under the Deferred Bonus Plan the participating executives may elect to invest the Deferred Compensation in one or more different investment funds, including an investment in the Corporation's Common Stock. Participants may elect to defer the receipt of the Deferred Compensation until (i) January of the following year or (ii) retirement or separation from employment. In certain very limited circumstances involving a hardship, as defined in the Deferred Bonus Plan, participants may request withdrawal of his/her Deferred Compensation. The right to receive future payments under the Deferred Bonus Plan is an unsecured claim against the general assets of the Corporation.

Pension Plans

   In December 1989, the Corporation assumed sponsorship of the Bank's non-contributory pension plan (the "Pension Plan") and amended the Pension Plan to cover the eligible employees of the Corporation and the Bank, (the "Employer"). Employees of the Corporation and its subsidiaries (collectively called the "participants") become eligible to participate in the Pension Plan on January 1 following their attainment of 20 years of age and performance of six (6) months of service during which 500 hours of service are credited, as those terms are defined in the Pension Plan. Benefits under the Pension Plan are paid from a trust for which the Bank is Trustee. The payments are made monthly under various options provided for in the Pension Plan, selected by the participants. For funding purposes it is the Corporation's policy to fund amounts necessary to maintain the actuarial soundness of the Pension Plan. The Pension Plan is fully funded and therefore, based on ERISA funding requirements, no contribution was needed or allowed in 2001. The net periodic pension cost is computed on the basis of accepted actuarial methods which include the current year service cost. The Corporation's net periodic pension cost for 1999, 2000 and 2001 was $(279,151), $(1,007,382) and $(275,856),
respectively, increasing the prepaid pension expense for accounting purposes to $1,740,666 as of December 31, 2001.

   The Corporation's actuaries indicated that the amount of the contribution, payment or accrual with respect to a participant is not and cannot readily be separately or individually calculated under the actuarial cost method used in determining aggregate contribution requirements for the Corporation's Pension Plan. Covered compensation is the basic rate of salary paid to a participant including bonus and overtime.

   Set forth below is a table of annual pension benefits based on the rates of salary in various years of service categories for participants retiring at age 65 in 2001.

                              Pension Plan Table

                                           Years of Service
                        -------------------------------------------------------
   Remuneration           15      20      25      30      35      40      45
   ------------         ------- ------- ------- ------- ------- ------- -------
   125,000............. $30,959 $41,279 $51,599 $61,918 $72,238 $80,363 $88,488
   150,000.............  37,709  50,279  62,849  75,418  87,988  97,738 107,488
   175,000.............  44,459  59,279  74,099  88,918 103,738 115,113 126,488
   200,000.............  51,209  68,279  85,349 102,418 119,488 132,488 145,488
   225,000.............  57,959  77,279  96,599 115,918 135,238 149,863 164,488
   250,000.............  64,709  86,279 107,849 129,418 150,988 167,238 183,488
   275,000.............  71,459  95,279 119,099 142,918 166,738 184,613 202,488
   300,000.............  78,209 104,279 130,349 156,418 182,488 201,988 221,488
   325,000.............  84,959 113,279 141,599 169,918 198,238 219,363 240,488
   350,000.............  91,709 122,279 152,849 183,418 213,988 236,738 259,488
   375,000.............  98,459 131,279 164,099 196,918 229,738 254,113 278,488
   400,000............. 105,209 140,279 175,349 210,418 245,488 271,488 297,488
   425,000............. 111,959 149,279 186,599 223,918 261,238 288,863 316,488
   450,000............. 118,709 158,279 197,849 237,418 276,988 306,238 335,488

   Differences in the pension benefits table exist because the Pension Plan is integrated with Social Security benefits, and participants with less income receive a greater portion of their retirement benefits from Social Security. The goal of the Pension Plan is to provide long-term participants with annual benefits from both the Pension Plan and Social Security approximating 60% of their highest average five year annual compensation.

   Benefits paid by the Pension Plan are based on the participants highest average consecutive five year annual compensation, as defined in the Pension Plan, in the ten years prior to participant's retirement. The estimated benefits for the executive officers named in the Summary Compensation Table were based on each officer's 2001 compensation and do not take into consideration any future increases in compensation and are straight life annuity amounts which would be actuarially reduced for a 100% joint and survivor annuity to the officer and the officer's spouse.

   Currently Federal law places certain limitations on the amount of retirement income that can be paid pursuant to a pension plan qualified under the Internal Revenue Code, such as the Corporation's Pension Plan. As of December 31, 2001, any Pension Plan participant whose earnings were limited by the Internal Revenue Code or any participant who received deferred bonus compensation from the Bank would be affected by such limitations. Messrs. Peters, Ricciardi, Roskos, Keefer and Ms. Gers are the named Executive Officers participating in the Pension Plan who, based on service to date, would be affected by such limitations.

   The Corporation has adopted the Bryn Mawr Bank Corporation Supplemental Employee Retirement Plan (the "SERP"), an unfunded supplemental plan which is designed to provide those amounts which would be payable as pension benefits, except for such limitations and deferrals. The SERP is a non-qualified plan and SERP funds are held in a trust administered by the Bank's Trust Department. The right to receive future payments under the SERP is an unsecured claim against the general assets of the Corporation.

   For the Named Executive Officers in the Summary Compensation Table, the estimated annual benefits upon normal retirement at age 65 under the Pension Plans are as follows: Robert L. Stevens, $250,262, Frederick C. Peters II, $71,806, Robert J. Ricciardi, $135,276, Joseph W. Roskos, $47,051, Joseph G. Keefer, $98,171 and Alison E. Gers, $78,005. Messrs. Stevens, Peters, Ricciardi, Roskos, Keefer and Ms. Gers have 42, 1, 31, 3, 11 and 4 credited years of service, respectively, under the Pension Plan.

Bryn Mawr Bank Corporation Thrift and Savings Plan

   In December of 1989, the Corporation assumed sponsorship of the Bank's Thrift and Savings Plan and amended the plan to cover eligible employees of the Corporation and its subsidiaries, (collectively called the "Employer"). An employee of the Corporation or its subsidiaries, (collectively called the "participants") becomes eligible to participate in the Bryn Mawr Bank Corporation Thrift and Savings Plan (the "Thrift Plan") on January 1 or July 1 following his/her attainment of 20 years of age and performance of six (6) months of service during which 500 hours of service are credited as those terms are defined in the Thrift Plan. Participants may elect to have what would otherwise be his/her compensation reduced and cause the amount of such reduction to be contributed, on his/her behalf, to the Thrift Plan's related trust in an amount from 1% to 16% of his/her compensation subject to applicable yearly dollar limitations. The Employer makes a dollar for dollar matching contribution, up to 3% of each participant's base compensation. In any Thrift Plan year the Employer may make contributions to the participants' discretionary accounts in the Thrift Plan of such portions of its net profits as the Employer's Board of Directors may determine, subject to certain limitations in the Thrift Plan.

   The Thrift Plan permits a participant to cause the participant's account balance to be invested in one or more different investment funds, including an investment in the Corporation's Common Stock. As of December 31, 2001, the Thrift Plan's related trust held 120,972 shares of the Corporation's Common Stock for the benefit of 152 participants. Each such participant or beneficiary owns an undivided interest in the whole of the Corporation's Common Stock Fund of the Thrift Plan. Under the terms of the Thrift Plan and its related trust agreement, the trustee possesses the power and authority to vote the Corporation's Common Stock.

Certain Relationships and Related Transactions

   Some of the directors and executive officers of the Bank and the companies with which they are associated were customers of, and had banking transactions with, the Bank in the ordinary course of its business during 2001. All loans and commitments to lend were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of Bank management, the loans and commitments did not involve more than a normal risk of collectibility or present other unfavorable features.

   Mr. Holland, a director, is of counsel to the law firm of Obermayer, Rebmann, Maxwell & Hippel, LLP, and during 2002, the Bank has retained that firm to provide certain legal services.

Compensation Committee Interlocks and Insider Participation

   None of the members of the Bank's and Corporation's Compensation Committees was an officer or employee of the Corporation or any of its subsidiaries during the year 2001. None of the members of the Compensation Committees was a former officer of the Corporation or any of its subsidiaries or had any other interlocking relationships as defined by the Securities and Exchange Commission.

                       STOCK PRICE PERFORMANCE GRAPH/1)/

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                    [CHART]

          Bryn Mawr Bank  Peer Group Index   NASDAQ Market Index
          --------------  ----------------   -------------------
1996          100.00            100.00              100.00
1997          190.75            163.09              122.32
1998          207.50            179.52              172.52
1999          185.98            142.05              304.29
2000          169.93            160.76              191.25
2001          233.06            165.78              152.46

Peer Group Index - prepared by Media General Financial Services based on total return of one hundred and thirty-two financial institutions located in their Middle Atlantic States group for which trading data is available for at least five years.

ASSUMES $100 INVESTED ON JANUARY 1, 1997
ASSUMES DIVIDEND REINVESTED THROUGH FISCAL YEAR ENDING DECEMBER 31, 2001

/1)/ Graph prepared by Media General Financial Services

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Bank's Board of Directors (the "Bank Compensation Committee") is composed entirely of independent, non-employee directors (SEE INFORMATION ABOUT COMMITTEES OF THE BANK'S BOARD OF DIRECTORS). The Bank Compensation Committee is responsible for setting and administering the Bank's compensation policies, including those which govern salary and the bonus program applicable to the Bank's executive officers including the Named Executive Officers.

   The Compensation Committee of the Corporation's Board of Directors (the "Corporation Compensation Committee") is composed entirely of independent, non-employee directors (SEE INFORMATION ABOUT

COMMITTEES OF THE CORPORATION'S BOARD OF DIRECTORS). The Corporation's Compensation Committee is responsible for setting and administering the policies which govern the grant to key Bank personnel of options to purchase the Corporation's stock including the Named Executive Officers.

Executive Compensation Policy Principles

   The Bank's compensation policy is designed to (i) retain and attract highly qualified key executives essential to the long-term success of the Bank and Corporation; (ii) reward such executives for consistent successful management of the Bank and enhancement of shareholder value; and (iii) create a performance-oriented environment that rewards performance not only with respect to the Bank's goals but also the Bank's performance in relation to comparable industry performance levels.

   The Bank's Compensation Committee annually considers the Bank's financial performance in terms of its asset diversification and quality, expense levels, net income, capital accumulation and retention, return on equity and other relevant criteria used in the financial services industry and seeks to relate those considerations to the Bank's performance and each executive's performance of their duties.

   The Bank's executive compensation program, established by the Bank Compensation Committee, is based on the belief that each executive officer's compensation should bear a relationship to the business success of the Bank and Corporation, the value of the Corporation's stock and any significant accomplishments by that executive officer.

Elements of Executive Compensation Program

   The Bank's total compensation program for its executive officers currently consists of base salary, a fringe benefit package, and an opportunity, depending on the Bank's annual earnings, the performance of executive officers' divisions and other financial criteria, to obtain a cash bonus and options to purchase Corporation stock at the market price when such options are awarded.

Salary Compensation and Fringe Benefits

   The salary compensation is competitive with other financial institutions in the Delaware Valley and similar size banks in the mid-Atlantic region and is combined with a fringe benefit package designed to retain and attract experienced and highly professional banking personnel. Each Named Executive Officer's salary is based on that person's level of management responsibility at the Bank and performance of duties and will be reviewed annually.

   The Bank's officers, including the Named Executive Officers, have an opportunity to be awarded a cash bonus based in large measure on his/her division's net income, the financial performance of the Bank on an annual basis and each individual officer's accomplishment of his/her designated responsibilities and goals. Bonuses paid to the Named Executive Officers, which were determined on the basis of the executive officers' divisions' and Bank's earnings performance in 2001 and were paid in the first quarter of 2002, reflected the Bank's continued earnings improvement.

Stock Options

   Stock options were awarded to the Bank's executive officers in 2001. No additional stock options will be awarded unless approved by the Corporation's Compensation Committee.

Executive Compensation Decisions

   The Bank Compensation Committee evaluated the Bank's business performance for 2001 and determined, based on such performance and the criteria outlined above, that in January of 2002 salary increases be granted to certain Named Executive Officers and in the first quarter of 2002 bonuses be awarded to certain Named Executive Officers for their 2001 performance.

Factors and Criteria on Which the Chief Executive Officer's Compensation Was
Based

   The Bank Compensation Committee met, Mr. Peters not being present, to evaluate him as a successor to Mr. Stevens as the Corporation's President and Chief Executive Officer and determine his compensation package. The Bank Compensation Committee reports on that evaluation to the independent directors of the Board. Mr. Peters is eligible to participate in all executive compensation programs available to all other executives.

   The Compensation Committee of the Bank Board, in reviewing the appropriate level of compensation of its Chief Executive Officer, considers financial results, organizational development, marketing initiatives, Board relations, work on representing the Corporation to its constituencies, and results on developing, expanding and integrating service lines.

   In determining Mr. Peters' base compensation package in his Employment Agreement, the Bank Compensation Committee considered the need to provide a successor to Mr. Stevens as President and Chief Executive Officer of the Corporation and the Bank, Mr. Peters' knowledge and experience in the banking industry, including his six years as the founder, President and Chief Executive Officer of First Main Line Bank, and as the founding Chief Executive Officer of National Bank of the Main Line, his knowledge of the market area of the Corporation and the Bank and his standing in the local community. To assist in determining Mr. Peters' base compensation package, the Bank's Compensation Committee utilized the professional services of Buck Consultants, a firm providing executive compensation analysis. A comprehensive report was presented with comparable selected commercial banks in the country with specific attention to those banks of similar revenue size.

   Mr. Peters' 2001 annual salary was the base annual salary provided in his Employment Agreement. Mr. Peters' 2001 bonus awarded in the first quarter of 2002, (nominally in excess of the minimum bonus provided in his Employment Agreement), was based on the Bank Compensation Committee's determination after a review of the Bank's financial performance. The primary financial performance criteria which the Bank Compensation Committee considered was the fact that the Bank's performance met the financial goals specified in its 2001 plan and that meeting its goals resulted in the Bank increasing annual earnings and accumulating additional capital, as well as an increase in the dividends paid on the Corporation's stock.

The Compensation Committees

   The Bank's and Corporation's Compensation Committees are composed of the same members consisting of William Harral, III, Chairman, Wendell F. Holland,
B. Loyall Taylor, Jr. and Thomas A. Williams who each endorsed this report.

                                          Respectfully submitted:

                                          William Harral, III, Chairman
                                          Wendell F. Holland
                                          B. Loyall Taylor, Jr.
                                          Thomas A. Williams

                            AUDIT COMMITTEE REPORT

   In connection with the preparation and filing of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, the Audit Committee
(i) reviewed and discussed the audited financial statements with the Corporation's management, (ii) discussed with PricewaterhouseCoopers LLP, the Corporation's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified or supplemented), (iii) discussed the independence of PricewaterhouseCoopers LLP with PricewaterhouseCoopers LLP, and (iv) has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented). Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ending December 31, 2001.

   The Corporation's Audit Committee is composed of William Harral, III (Chairman), Richard B. Cuff, Warren W. Deakins and Wendell F. Holland, who each endorsed this report.

                                          Respectfully submitted:

                                          William Harral, III, Chairman
                                          Richard B. Cuff
                                          Warren W. Deakins
                                          Wendell F. Holland

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Corporation's directors and executive officers file reports of their holdings of the Corporation's Common Stock with the Securities and Exchange Commission (the "Commission") and with the Nasdaq National Market Exchange on which the Corporation's Common Stock is traded. Based on the Corporation's records and other information available to it the Corporation believes that all the Commission's Section 16(a) reporting requirements applicable to the Corporation's directors and executive officers were complied with for the Corporation's fiscal year ended December 31, 2001, except an inadvertent late filing by two weeks of a Form 4 concerning Phyllis M. Shea for one sale transaction.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

                          (Item 1 on the Proxy Card)

   One of the purposes of the Annual Meeting is the election of two (2) directors to the Board of Directors of the Corporation.

Nominees for Directors

   The following directors have been nominated by the Corporation's Board of Directors for election as directors to serve as follows:

      Class IV--Term to Expire in 2006:

      (1) William Harral, III
      (2) Francis J. Leto

and until their successors are elected and take office.

   The persons named as proxies in the accompanying form of proxy have advised the Corporation that, unless otherwise instructed, they intend at the Annual Meeting to vote the shares covered by proxies for the election of the nominees named in this Proxy Statement. The Corporation's Board of Directors may fill the vacancy in Class IV as provided in the Corporation's By-Laws if it finds a suitable candidate. However, the proxies cannot be voted for a greater number of persons than the number of nominees named above. If one or more of the nominees should, at the time of the Annual Meeting, be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect any remaining nominee. The Board of Directors knows of no reason why the nominees will be unavailable or unable to serve as directors. The Corporation expects all nominees to be willing and able to serve as directors.

                               ----------------

   The affirmative vote of the holders of at least a majority of the Corporation's shares of Common Stock present in person or by proxy at the Annual Meeting is required for the election of the nominees for directors. Proxies solicited by the Board of Directors will be voted for nominees listed above, unless the shareholders specify a contrary choice in their proxies.

   The Board of Directors recommends a vote FOR the nominees listed above.

                                  PROPOSAL 2

    RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                          (Item 2 on the Proxy Card)

   The firm of PricewaterhouseCoopers LLP has been appointed by the Board of Directors to serve as the Corporation's independent certified public accountants for the fiscal year beginning January 1, 2002. The Board of Directors of the Corporation is requesting shareholder approval of the appointment. A partner in the firm will be present at the meeting to answer questions and will have the opportunity to make a statement, if he or she so desires. The firm is presently serving the Corporation, the Bank and its other subsidiaries, as their independent certified public accountants. Management recommends approval of this appointment. If the appointment is not approved by a majority of the shares of Common Stock of the Corporation present in person or by proxy and entitled to vote at the Annual Meeting, the appointment of the independent certified public accountants will be reconsidered by the Board of Directors.

   Audit Fees. The aggregate fees billed for professional services rendered to the Corporation by PricewaterhouseCoopers LLP during 2001 for the audit of the Corporation's annual financial statements for the year 2001 and the reviews of the financial statements included in the Corporation's quarterly reports filed with the Securities and Exchange Commission was $85,500.

   Financial Information Systems Design and Implementation Fees. No professional services were rendered and no fees were billed to the Corporation by PricewaterhouseCoopers LLP during 2001 for financial information systems design and implementation services.

   All Other Fees. The aggregate fees billed for professional services rendered to the Corporation by PricewaterhouseCoopers LLP during 2001 for services other than the services listed under Audit Fees above was $236,131.

   The Audit Committee of the Corporation's Board of Directors has considered whether the provision of the non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

   The resolution being voted on is as follows:

   RESOLVED, that the shareholders of the Corporation ratify and confirm the appointment of PricewaterhouseCoopers LLP as the Corporation's independent certified public accountants for the year 2002.

   The ratification of the selection of the independent certified public accountants requires the affirmation by vote of at least a majority of the outstanding shares of Common Stock of the Corporation present in person or by proxy and entitled to vote at the Annual Meeting. Proxies solicited by the Board of Directors will be voted for the foregoing resolution, unless shareholders specify a contrary choice in their proxies.

   The Board of Directors recommends a vote FOR the resolution ratifying the appointment of PricewaterhouseCoopers LLP as the Corporation's independent certified public accountants for the year 2002.

                                OTHER BUSINESS

   Management does not know at this time of any other matter which will be presented for action at the Annual Meeting. If any unanticipated business is properly brought before the meeting, the proxies will vote in accordance with their best judgment.

                        SHAREHOLDER PROPOSALS FOR 2003

   The Corporation's Annual Meeting of Shareholders will be held on or about April 15, 2003. Any shareholder desiring to submit a proposal to the Corporation for inclusion in the proxy and proxy statement relating to that meeting must submit such proposal or proposals in writing to the Corporation before November 7, 2002. It is suggested that the proposal or proposals be submitted by certified mail-return receipt requested to the attention of Robert J. Ricciardi, the Corporation's Secretary, at the Corporation's executive office at 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396.

                            ADDITIONAL INFORMATION

   A copy of the Corporation's Annual Report for the fiscal year ended December 31, 2001, containing, among other things, financial statements examined by its independent certified public accountants, was mailed with this Proxy Statement on or about March 8, 2002 to the shareholders of record as of the close of business on February 28, 2002.

   Upon written request of any shareholder, a copy of the Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 2001, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission may be obtained, without charge, from the Corporation's Secretary, Robert J. Ricciardi, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396.

                                          By Order of the Board of Directors
                                           of Bryn Mawr Bank Corporation

                                            /s/ Robert J. Ricciardi
                                            -------------------------
                                            Robert J. Ricciardi
                                            Secretary

--------------------------------------------------------------------------------

                                                                 REVOCABLE PROXY

                                    [LOGO]

                          Bryn Mawr Bank Corporation

                  ANNUAL SHAREHOLDERS' MEETING APRIL 16, 2002

           Proxy is Solicited on Behalf of the Board of Directors of
                          Bryn Mawr Bank Corporation

      The undersigned shareholder(s) of Bryn Mawr Bank Corporation (the "Corporation") hereby appoints Joseph G. Keefer, Joseph W. Rebl and Geoffrey L. Halberstadt as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent, and to vote all the shares of stock of the Corporation held of record by the undersigned on February 28, 2002, at the Corporation's Annual Meeting of Shareholders to be held at 2:00 P.M. on April 16, 2002, at Bryn Mawr College, Wyndham Alumnae House, (see map on reverse side) Bryn Mawr, Pennsylvania, and at any adjournment or postponement thereof.

      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

              PLEASE PROMPTLY MARK, DATE AND RETURN THIS PROXY CARD

               USING THE ENCLOSED POSTAGE PAID ADDRESSED ENVELOPE.

               ---------------->     (OVER)

--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

A special invitation to all shareholders . . .

      For 113 years, Bryn Mawr Trust has been serving the financial needs of individuals, families, professionals and businesses, who want friendly, personal attention. We offer a complete array of both personal and business banking services. Our loan officers and commercial banking specialists are second to none. Also, we continue to be one of the area's premier providers of wealth management services.

      We invite you to view Bryn Mawr Trust as not only an investment, but as a resource for achieving your financial goals. Please allow us to help with your estate, trust, money management, or financial planning needs.

      Call me directly at 610-581-4800 to discuss your particular requirements. I will be happy to introduce you to the professional or team of professionals who can best provide you with the high quality of service that you deserve.


                                               Sincerely,


                                               /s/ Ted Peters

                                               President and CEO

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                             Please mark    |X|
                                                             your vote as
                                                             indicated in
                                                             this example

1.    ELECTION OF DIRECTORS

      To vote for the election of all nominees to the right

                    FOR         WITHHOLD
                               AUTHORITY
                    |_|           |_|

      Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.

      NOMINEES CLASS IV - TERM TO EXPIRE IN 2006:

      (01) William Harral, III     (02) Francis J. Leto

2.    CONFIRMATION OF AUDITORS:

      To ratify the appointment of PricewaterhouseCoopers LLP as the independent certified public accountants for Bryn Mawr Bank Corporation for the year 2002.

                    FOR          AGAINST       ABSTAIN
                    |_|            |_|           |_|

For information purposes only:

For future meetings would you be interested in reviewing materials online and voting electronically?

                                       YES
                                       |_|

This proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. In the absence of other directions, this proxy will be voted for Proposals 1 and 2 and upon such other matters as may properly come before the meeting in accordance with the best judgement of the Proxies.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a parntership, please sign partnership name by an authorized person.


Signature____________________Signature(s)________________Date_____________, 2002

--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

Directions to Wyndham at Bryn Mawr College

                               [GRAPHIC OMITTED]

From Pennsylvania Turnpike

Take Exit 20 and follow Route 476 South to Exit 13 (St. Davids/Villanova). Follow Route 30 (Lancaster Avenue) east for 2.4 miles, turn left onto Morris Avenue. Proceed under railroad tracks, and across Montgomery Avenue. Continue briefly on Morris Avenue past Yarrow Street and then turn left into the back parking lot for Wyndham. Handicap parking can be found in the Visitor's Lot in front of Wyndham.

From the New Jersey Turnpike

North of Philadelphia: Leave the New Jersey Turnpike at Exit 6 (PA Turnpike). Drive west on PA turnpike to Exit 20. See instructions under "From Pennsylvania Turnpike" for directions to the College.

From Center City Philadelphia

Take Route 76 West (Schuylkill Expressway) and drive west following Valley Forge signs. Exit at City Avenue (Route 1 South). Once on City Avenue, travel about 2-1/2 miles and turn right onto Lancaster Avenue (Route 30 West). Continue on Lancaster approximately 4 miles to reach the center of Bryn Mawr. Turn right onto Morris Avenue. Continue briefly on Morris Avenue past Yarrow Street and then turn left into the back parking lot for Wyndham. Handicap parking can be found in the Visitor's Lot in front of Wyndham.

From Wilmington DE and Other Points South

Via I-95 approaching Chester, PA, take Exit 7 (476 North towards Plymouth Meeting). Follow 476 North approximately 12 miles to Exit 13 (St. Davids/ Villanova). Follow Route 30 (Lancaster Avenue) east, then follow "From Pennsylvania Turnpike" above for directions to the College.

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